Exhibit 10.3

AMENDED MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into on January 5, 2017, by and between Aston Capital, LLC, a Delaware limited liability company (the “Consultant”) and Revolution Lighting Technologies, Inc., a Delaware corporation (including its subsidiaries, the “Company”).

BACKGROUND

The Consultant and the Company wish to memorialize their agreements relating to the compensation and indemnification of the Consultant in consideration of its services to the Company from and after September 25, 2012 (the “Effective Date”) in connection with the Company’s business development, including in connection with financing matters, budgeting, strategic planning and business development, including, without limitation, assisting the Company in (1) analyzing the operations and historical performance of target companies; (2) analyzing and evaluating the transactions with such target companies; (3) conducting financial, business and operational due diligence, and (4) evaluating related structuring and other matters (the “Services”).

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Appointment.

(a) The Company hereby appoints and engages the Consultant, as of the Effective Date, to provide the Services to the Company; provided, that the Consultant has not and will not engage in any offering of securities of the Company or provide any securities-related or valuation services.

(b) Consultant does not make any representations or warranties, express or implied, in respect of the Services provided or to be provided by Consultant hereunder. Consultant shall devote such time and efforts to the performance of Services contemplated hereby as is reasonably necessary or appropriate.

2.	Compensation.

(a) In consideration of the Services provided by the Consultant hereunder, the Company shall issue to Consultant a grant of 500,000 shares of restricted common stock of the Company on the Plan Approval Date (as defined below), which shares shall vest in three equal annual increments, with the first such vesting date being September 25, 2013, subject to acceleration upon a Change in Control (as defined in the 2013 Plan, as defined below). Such restricted stock awards shall be subject to the terms and conditions established within the 2013 Plan.

(b) The Audit Committee of the Board of Directors of the Company shall consider from time to time (at a minimum at such times when the Compensation Committee evaluates director compensation) whether additional compensation to Consultant is appropriate given the nature of the services provided.

As used herein: “2013 Plan” means the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan to be approved by the Company’s shareholders; and “Plan Approval Date” means the date that the 2013 Plan is approved by the Company’s shareholders.

3.	Limitation of Liability; Indemnification.

(a) The Company shall indemnify and hold harmless Consultant, its members, directors, officers, employees and affiliates (other than the Company) and each of their respective officers, directors, employees, partners, members, stockholders, counsel, consultants, accountants, advisors, financing sources, agents, and representatives (each, an “Indemnified Person”) from and against any loss, liability, claim, damage or expense (collectively, “Losses”), and shall promptly reimburse each Indemnified

Person for all fees and out-of-pocket expenses (including the reasonable fees and expenses of counsel) (collectively, “Expenses”) incurred in connection with any claim, action, suit, proceeding or investigation (“Actions”), arising out of, relating to, or in connection with the Services provided or to be provided by Consultant hereunder or this Agreement; provided, however, that the Company shall not be responsible for any Losses or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction that is no longer subject to appeal or further review or a settlement to which Consultant has consented in writing to have resulted primarily from such Indemnified Person’s bad faith, gross negligence or willful misconduct in connection with the Services or a breach of this Agreement by Consultant, to the extent that such Losses or Expenses are so determined to have resulted from such bad faith, gross negligence or willful misconduct or breach. The Company shall not be liable for any settlement, compromise, or entry of judgment of any Action defended by the Indemnified Person effected or entered into without its prior written consent, such consent not to be unreasonably withheld.

(b) In the event the foregoing indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Losses and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits received by the Company, on the one hand, and by Consultant, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Consultant, on the other hand, in connection with the matters as to which such Losses or Expenses relate, as well as any other relevant equitable considerations; provided, however, that in no event shall the Indemnified Persons be required to contribute an amount in excess of the Transaction Fee.

(c) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any of their respective officers, directors, employees, members, partners, security holders, creditors or representatives or agents arising out of, relating to, or in connection with the Services or this letter agreement except for Losses and Expenses that are determined by a judgment of a court of competent jurisdiction that is no longer subject to appeal or further review or a settlement to which Consultant has consented in writing to have resulted primarily from such Indemnified Person’s bad faith, gross negligence or willful misconduct in connection with the Services or a breach of this Agreement, to the extent such Losses or Expenses are so determined to have resulted from such bad faith, gross negligence or willful misconduct or breach.

(d) If any provision of this indemnity (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

(e) The obligations set forth in this Section 4 shall be in addition to any liability the Company or its subsidiaries may have to any Indemnified Person at common law, by contract or otherwise.

4.	Termination.

This Agreement shall terminate on September 25, 2019, unless otherwise renewed by mutual agreement of the Consultant and the Audit Committee of the Board of Directors of the Company. Notwithstanding any termination of this Agreement, the provisions of Sections 2(a), 3 and 4 will survive such termination and remain in full force and effect thereafter.

5.	Independent Contractor.

Consultant will be an independent contractor to the Company and will remain responsible for its own employees and representatives. This Agreement is not intended to be, nor may it be construed as, a joint venture, partnership or other formal business organization, and neither party will have the right or obligation to share any of the profits, or bear any losses, risks or liabilities of the other party by virtue of this Agreement. Unless expressly authorized by the Company’s Board of Directors, the Consultant may not legally bind or enter into agreements, verbal or written, on behalf of the Company.

6.	Miscellaneous.

(a) Governing Law. This Agreement will be construed and enforced in accordance with the substantive laws of the State of New York without giving effect to the conflicts of law principles of any jurisdiction.

(b) Amendments, Consents; Waivers. No waiver, modification, amendment or consent of or relating to this Agreement will be effective unless specifically made in writing and duly executed by the party to be bound thereby. No waiver of any term or condition of this Agreement, in any one or more instances, will constitute a waiver of the same term or condition of this Agreement on any future occasion.

(c) Counterparts. This Agreement may be executed in one or more counterparts, and will become effective when one or more counterparts have been signed by each of the parties.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

ASTON CAPITAL, LLC

By:	/s/ Robert V. LaPenta, Jr.
Name:	Robert V. LaPenta, Jr.
Title:	Partner

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	Chief Financial Officer